AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 5, 1996, among BOISE CASCADE OFFICE PRODUCTS CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Agent (the "Agent").

                    W I T N E S S E T H :

          WHEREAS, certain of the parties hereto have heretofore entered into a $225,000,000 Credit Agreement dated as of March 30, 1995, (as heretofore amended, the "Agreement"); and

          WHEREAS, the parties hereto desire to amend such Agreement as set forth herein and to restate such Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Definitions; References.  Unless
otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby. The term "Notes" defined in the Agreement shall include from and after the date hereof the New Notes (as defined below).

          SECTION 2.  Amendment of Termination Date.  The
definition of "Termination Date" in Section 1.01 of the Agreement is amended to read in its entirety as follows:

          "Termination Date" means June 30, 2001, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

          SECTION 3. Changes in Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with Section 6 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Agreement (a "New Bank") shall become a Bank party to the Agreement and (ii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof.

          SECTION 4.  Representations and Warranties.  The
Borrower hereby represents and warrants that as of the date hereof and after giving effect thereto:

          (a) no Default under the Agreement has occurred and is continuing; and

          (b)  each representation and warranty of the
Borrower set forth in the Agreement is true and correct as though made on and as of this date.

          SECTION 5.  Governing Law.  This Amendment and
Restatement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 6. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date when (i) the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); (ii) the Agent shall have received a duly executed Note for each of the New Banks (a "New Note"), dated on or before the date of effectiveness hereof and otherwise in compliance with Section 2.05 of the Agreement; (iii) the Agent shall have received an opinion of John W. Holleran, General Counsel of the Borrower, substantially in the form of Exhibit E to the Agreement with reference to the New Notes, this Amendment and Restatement and the Agreement as amended and restated hereby; and
(iv) the Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby, the New Notes and any other matters relevant hereto.

       IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           BOISE CASCADE OFFICE PRODUCTS
                             CORPORATION



                           By ___________________________________
                              Name:
                              Title:

Commitments


$33,000,000                MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK



                           By ___________________________________
                              Title:


$33,000,000                CHEMICAL BANK



                           By ___________________________________
                              Title:


$28,000,000                BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION



                           By ___________________________________
                              Title:


$28,000,000                CIBC INC.



                           By ___________________________________
                              Title:


$28,000,000                THE NORTHERN TRUST COMPANY



                           By ___________________________________
                              Title:

$28,000,000                UNION BANK OF SWITZERLAND



                           By ___________________________________
                              Title:



                           By ___________________________________
                              Title:


$28,000,000                WACHOVIA BANK OF GEORGIA, N.A.



                           By ___________________________________
                              Title:


$18,000,000                ABN AMRO BANK N.V.



                           By ___________________________________
                              Title:



                           By ___________________________________
                              Title:


$18,000,000                CREDIT LYONNAIS NEW YORK BRANCH



                           By ___________________________________
                              Title:

$18,000,000                CREDIT SUISSE



                           By ___________________________________
                              Title:



                           By ___________________________________
                              Title:


$18,000,000                FIRST BANK NATIONAL ASSOCIATION



                           By ___________________________________
                              Title:


$18,000,000                NATIONAL WESTMINSTER BANK PLC
                             LOS ANGELES OVERSEAS BRANCH



                           By ___________________________________
                              Title:


                           NATIONAL WESTMINSTER BANK PLC
                             NASSAU BRANCH



                           By ___________________________________
                              Title:


$18,000,000                NATIONSBANK, N.A.



                           By ___________________________________
                              Title:


$18,000,000                ROYAL BANK OF CANADA


                           By ___________________________________
                              Title:


$18,000,000                TORONTO DOMINION (TEXAS), INC.



                           By ___________________________________
                              Title:



_________________
Total Commitments

$350,000,000
===============

                           MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK, as Agent



                           By ___________________________________
                              Name:
                              Title: